UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                     Current Report Pursuant to Section 13
                    of the Securities Exchange Act of 1934

      Date of Report (Date Earliest Event reported) - November 24, 2004
                                                     (November 18, 2004)

                               MDC PARTNERS INC.
            (Exact name of registrant as specified in its charter)

          Ontario                    001-13718                  98-0364441
    (Jurisdiction of         (Commission File Number)         (IRS Employer
      Incorporation)                                         Identification No.)


              45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
             (Address of principal executive offices and zip code)

                                (416) 960-9000
                        (Registrant's Telephone Number)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))



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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On November 19, 2004, MDC Partners Inc., a Canadian corporation (the "Company"), amended its Credit Agreement, dated September 22, 2004 (the "Credit Agreement"), by and among JPMorgan Chase Bank, The Toronto-Dominion Bank, Bank of Montreal, Bank of Nova Scotia and Canadian Imperial Bank of Commerce as lenders, and with the Company, Maxxcom Inc., an Ontario corporation, and Maxxcom Inc., a Delaware corporation, as borrowers. Pursuant to such amendment, the lenders (i) extended, until December 22, 2004, the due date for the Company to deliver to the lenders its interim financial statements for the period ended September 30, 2004, and (ii) waived the potential inaccuracy of certain representations and warranties previously made by the Company under the Credit Agreement relating to the Company's financial statements. A copy of the amendment is attached hereto as Exhibit 10.1

ITEM 3.01 NOTICE OF FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

         (a) On November 18, 2004, MDC Partners Inc. (the "Company") received a Staff Determination notice from The Nasdaq Stock Market Listing Qualifications Department, stating that the Company was not in compliance with Nasdaq's Marketplace Rule 4310(c)(14) because the Company had not filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 with the Securities and Exchange Commission on a timely basis. The notice stated that the Company's securities were subject to delisting from The Nasdaq Stock Market. Pursuant to Nasdaq convention for companies with late public filings, commencing at the opening of trading on November 22, 2004, the trading symbol for the Company's Class A Shares was changed from "MDCA" to "MDCAE". This trading symbol change will be in effect until the Panel's decision, or the earlier filing by the Company of its Form 10-Q for the third quarter. A copy of a press release dated November 22, 2004 relating to the temporary modification of the Company's Nasdaq trading symbol is attached hereto as
Exhibit 99.1.

         The Company expects to file its quarterly report on Form 10-Q for the quarter ended September 30, 2004 with the SEC on or prior to November 30, 2004, and believes that such a filing will terminate the procedure for delisting of the Company's securities from Nasdaq. On November 23, 2004, the Company requested a hearing with a Nasdaq Listing Qualifications Panel (the "Panel") for the purpose of seeking continued listing of its securities, which request will delay the potential delisting until the Panel has made its decision. If the Company is unable to file its Form 10-Q by December 15, 2004, there can be no assurance that the Panel, if required to review the matter, will grant the Company's request for continued listing.

RISKS AND UNCERTAINTIES:

This document contains forward-looking statements. The Company's representatives may also make forward-looking statements orally from time to time. Statements in this

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document that are not historical facts, including statements about the
Company's beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

     o risks associated with effects of national and regional economic and political conditions;
     o risks arising from the Company's delayed filing with the SEC of its Form 10-Q for the quarter ended September 30, 2004, and the Company's need to adjust and restate its previously filed financial statements for quarterly periods ended June 30, 2004 and March 31, 2004, and the fiscal year ended December 31, 2003.
     o the Company's ability to attract new clients and retain existing clients;
     o    the financial success of the Company's clients;
     o    the Company's ability to retain and attract key employees;
     o    developments from changes in the regulatory and legal environment;
     o    foreign currency fluctuations; and
     o the successful completion and integration of acquisitions and equity investments which complement and expand the Company's' business capabilities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Company's 2003 Form 40-F and other SEC filings.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits

Exhibit 10.1: Amendment No. 1, dated as of November 19, 2004, to the Credit Agreement, dated as of September 22, 2004, among JPMorgan Chase Bank, The Toronto-Dominion Bank, Bank of Montreal, Bank of Nova Scotia and Canadian Imperial Bank of Commerce as lenders, and with MDC Partners Inc., Maxxcom Inc., an Ontario corporation, and Maxxcom Inc., a Delaware corporation, as borrowers.

Exhibit 99.1: Press release, dated November 22, 2004, relating to the temporary modification of the Company's Nasdaq trading symbol.


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.


Date: November 24, 2004                          MDC Partners Inc.

                                                 By:

                                                 /s/ Walter Campbell
                                                 -------------------------
                                                 Walter Campbell,
                                                 Chief Financial Officer



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